Exhibit 5.1


                                  REID & PRIEST LLP
                                 40 West 57th Street
                               New York, NY  10019-4097
                                Telephone 212 603-2000
                                   Fax 212 603-2001



                                                  New York, New York
                                                  November 17, 1997


          ICG Communications, Inc.
          9605 E. Maroon Circle
          P.O. Box 6742
          Englewood, Colorado 80112-6742

          ICG Funding, LLC
          9605 E. Maroon Circle
          P.O. Box 6742
          Englewood, Colorado 80112-6742

               Re:  Registration Statement on Form S-3
                    ----------------------------------

          Ladies and Gentlemen:

                    We have acted as counsel to ICG Communications, Inc., a Delaware corporation ("ICG"), and ICG Funding, LLC, a Delaware limited liability company ("Funding," and, together with ICG, the "Registrants") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the above-referenced Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the resale (i) by the holders named therein of up to an aggregate of 2,645,000 6 3/4% Exchangeable Limited Liability Company Preferred Securities, $50 liquidation preference per Preferred Security (the "Preferred Securities), of Funding, (ii) of 4,786,680 shares of ICG common stock, par value $.01 per share (the "Common Stock"), issuable upon exchange of the Preferred Securities (the "Exchange Common Shares") and (iii) by Funding of up to an aggregate of 200,000 shares of Common Stock (the "Distribution Shares"). The Preferred Securities are fully and unconditionally guaranteed by ICG (the "Guarantee") as set forth in the Prospectus, which constitutes part of the Registration Statement. The Registration Statement also registers the Guarantee.

                    In connection therewith, we have examined the Certificate of Incorporation and the By-Laws of ICG, resolutions of the Board of Directors of ICG and the Registration Statement. We also have examined the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of Funding, and the written action of the Manager of Funding. In addition, we have made such inquiries and have examined originals or copies of other instruments as we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

                    Based upon the foregoing, we are of the opinion (i) that the Preferred Securities are validly issued and fully paid preferred limited liability company interests of Funding, (ii) that the Distribution Shares, and when issued in accordance with the authorization, will be validly issued, fully paid and non-assessable shares of common stock of ICG, (iii) the Exchange Common Shares, when issued in accordance with the procedures set forth in the Prospectus, will be validly issued, fully paid and non-assessable shares of Common Stock and (iv) that the Guarantee has been duly authorized, legally issued and constitutes the valid and binding obligation of ICG.

                    We  hereby consent  to  the filing  of this  opinion as
          Exhibit 5.1 to the Registration Statement and to the reference therein to our firm under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP